Exhibit 99.1

Molina Healthcare Reports Second Quarter 2015 Results

LONG BEACH, Calif.--(BUSINESS WIRE)--July 30, 2015--Molina Healthcare, Inc. (NYSE: MOH):

  Net income per diluted share, continuing operations, of $0.72 for the quarter, compared with $0.16 in 2014.
  Adjusted net income per diluted share, continuing operations,1 of $0.86 for the quarter, compared with $0.32 for 2014.
  Total revenue of $3.5 billion, up 52% over second quarter 2014 and 11% over first quarter 2015.

Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the second quarter of 2015.

“Our second quarter results mark continued progress and momentum in our business. We were able to improve our profit margins while simultaneously growing our top-line revenue and enrollment,” said J. Mario Molina M.D., chief executive officer of Molina Healthcare, Inc. “We remain confident that we have the right plans in place for the rest of 2015 and look forward to closing our recently announced Medicaid acquisitions in Florida, Illinois, and Michigan later this year.”

Overview of Financial Results, Continuing Operations

Financial results for the second quarter of 2015 improved significantly over the same quarter of 2014 due to higher revenue, greater medical and administrative cost efficiency, and more complete state reimbursement of the Affordable Care Act Health Insurer Fee (HIF).

Income from continuing operations, before tax expense, increased to $101 million in the second quarter of 2015, from $18 million in the second quarter of 2014, and $67 million in the first quarter of this year.

Premium revenue increased approximately 52% in the second quarter of 2015 compared with the second quarter of 2014 due to increased Medicaid expansion and Marketplace enrollment, growth in the Company’s Illinois health plan, and the recent start-up of the Company’s Puerto Rico health plan.

Medical care costs as a percent of premium revenue (the “medical care ratio”) decreased to 88.7% in the second quarter of 2015, from 89.3% in the second quarter of 2014, and were unchanged from the first quarter of this year.

General and administrative expenses as a percentage of total revenue (the “general and administrative expense ratio”) decreased to 8.1% in the second quarter of 2015, from 8.4% in the second quarter of 2014, and were unchanged from the first quarter of this year.

Financing Activities

In June 2015, the Company issued 5.75 million shares of common stock, raising $373 million after offering costs. Additionally in June 2015, the Company entered into a $250 million revolving credit facility. Both of these actions will finance working capital needs, acquisitions, capital expenditures, and other general corporate activities.

Health Insurer Fee Update

The Company continues to make progress in securing full reimbursement for the Medicaid portion of its expense under the Affordable Care Act Health Insurer Fee (HIF).

During the second quarter of 2015, the Company recognized as revenue the entire HIF reimbursement due from California for the period January 1, 2014 through June 30, 2015. The Company recognized approximately $12 million ($0.14 per diluted share) related to 2014; and approximately $17 million ($0.20 per diluted share) related to the first half of 2015. After allowing for HIF revenue not recognized for Michigan and Utah (approximately $8 million, or $0.10 per diluted share, for each of the first and second quarters), the net impact of HIF reimbursement was $12 million ($0.14 per diluted share) favorable for the second quarter and $5 million ($0.06 per diluted share) unfavorable for the six months ended June 30.

The comparable amount of HIF reimbursement not recognized in 2014 was approximately $15 million ($0.20 per diluted share) for the second quarter and approximately $32 million ($0.42 per diluted share) for the six months ended June 30.

Texas Health Plan Quality Revenue Update

As previously disclosed, the Company has deferred recognition of that portion of its quality related revenue in Texas that is based upon measures for which the Company does not have historical information, clear definitions, and clarity around minimum standards. Such revenue is estimated to be approximately $20 million for all of 2014 and $12 million for the first half of 2015. The Company has not recognized any of this revenue through June 30, 2015.

Conference Call

The Company’s management will host a conference call and webcast to discuss its second quarter results at 5:00 p.m. Eastern time on Thursday, July 30, 2015. The number to call for the interactive teleconference is (212) 231-2937. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Thursday, July 30, 2015, through 6:00 p.m. on Friday, July 31, 2015, by dialing (800) 633-8284 and entering confirmation number 21770257. A live audio broadcast of Molina Healthcare’s conference call will be available on the Company’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves over 3 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Notes:

1. Adjusted net income per diluted share, continuing operations, is a non-GAAP financial measure used by management as a supplemental metric in evaluating its financial performance, its financing and business decisions, and in forecasting and planning for future periods. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is diluted net income per share, continuing operations. See below for reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to the following:

  uncertainties associated with the implementation of the Affordable Care Act, including the full grossed up reimbursement by states of the non-deductible ACA health insurer fee, the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;
  management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;
  federal or state medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;
  the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, including 2014 and 2015 at-risk premium rules in the state of Texas;
  cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;
  the success of our new health plan in Puerto Rico, including the successful resolution of the Puerto Rico debt crisis and the payment of all amounts due under our Medicaid contract;
  newly FDA-approved specialty drugs such as Sovaldi, Olysio, Harvoni, and other specialty drugs or generic drugs that are exorbitantly priced but not factored into the calculation of our capitated rates;
  significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of our Illinois health plan;
  the accurate estimation of incurred but not paid medical costs across our health plans;
  retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;
  efforts by states to recoup previously paid amounts;
  the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, including the pending Medicaid RFP in Michigan;
  the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;
  complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;
  government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;
  changes with respect to our provider contracts and the loss of providers;
  approval by state regulators of dividends and distributions by our health plan subsidiaries;
  changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
  high dollar claims related to catastrophic illness;
  the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings, including pending qui tam actions in California and Florida, and the litigation commenced against us by the state of Louisiana alleging that Molina Medicaid Solutions and its predecessors used an incorrect reimbursement formula for the payment of pharmaceutical claims;
  the relatively small number of states in which we operate health plans;
  our management of a portion of College Health Enterprises’ hospital in Long Beach, California;
  the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;
  the failure of a state in which we operate to renew its federal Medicaid waiver;
  changes generally affecting the managed care or Medicaid management information systems industries;
  increases in government surcharges, taxes, and assessments;
  public alarm associated with newly emergent viruses or widespread epidemics;
  changes in general economic conditions, including unemployment rates;
  increasing competition and consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 30, 2015, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

MOLINA HEALTHCARE, INC. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Amounts in thousands, except net income per share)
Revenue:
Premium revenue	$3,304,372	$2,167,142	$6,275,024	$4,107,479
Service revenue	47,243	50,232	99,101	103,862
Premium tax revenue	94,609	70,120	189,956	121,813
Health insurer fee revenue	73,890	19,662	121,838	38,358
Investment income	3,828	1,945	6,843	3,574
Other revenue	948	2,938	3,251	6,196
Total revenue	3,524,890	2,312,039	6,696,013	4,381,282
Operating expenses:
Medical care costs	2,929,534	1,934,299	5,565,318	3,655,957
Cost of service revenue	32,819	37,107	68,721	77,764
General and administrative expenses	286,496	193,239	542,586	381,326
Premium tax expenses	94,609	70,120	189,956	121,813
Health insurer fee expenses	40,652	21,945	81,430	44,135
Depreciation and amortization	25,152	22,902	50,144	43,593
Total operating expenses	3,409,262	2,279,612	6,498,155	4,324,588
Operating income	115,628	32,427	197,858	56,694
Other expenses, net:
Interest expense	14,946	13,993	29,822	27,815
Other income, net	(32)	(9)	(42)	(53)
Total other expenses, net	14,914	13,984	29,780	27,762
Income from continuing operations before income tax expense	100,714	18,443	168,078	28,932
Income tax expense	61,783	10,702	101,006	16,357
Income from continuing operations	38,931	7,741	67,072	12,575
Income (loss) from discontinued operations, net of tax	12	70	24	(266)
Net income	$38,943	$7,811	$67,096	$12,309

Diluted net income per share:
Income from continuing operations	$0.72	$0.16	$1.29	$0.26
Diluted net income per share	$0.72	$0.16	$1.29	$0.26

Diluted weighted average shares outstanding	53,871	48,003	52,008	47,824

Operating Statistics, Continuing Operations:
Medical care ratio (1)	88.7%	89.3%	88.7%	89.0%
Service revenue ratio (2)	69.5%	73.9%	69.3%	74.9%
General and administrative expense ratio (3)	8.1%	8.4%	8.1%	8.7%
Premium tax ratio (1)	2.8%	3.1%	2.9%	2.9%
Effective tax rate	61.3%	58.0%	60.1%	56.5%
Net profit margin, continuing operations (3)	1.1%	0.3%	1.0%	0.3%

(1) Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue. Medical care costs include costs incurred for providing long term services and supports (LTSS).

(2) Service revenue ratio represents cost of service revenue as a percentage of service revenue.
(3) Computed as a percentage of total revenue.

MOLINA HEALTHCARE, INC. UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
	(Amounts in thousands, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,013,882	$1,539,063
Investments	1,466,622	1,019,462
Receivables	631,124	596,456
Deferred income taxes	37,480	39,532
Prepaid expenses and other current assets	148,615	50,884
Derivative asset	508,504	—
Total current assets	4,806,227	3,245,397
Property, equipment, and capitalized software, net	363,244	340,778
Deferred contract costs	65,410	53,675
Intangible assets, net	80,462	89,273
Goodwill	272,046	271,964
Restricted investments	110,956	102,479
Derivative asset	—	329,323
Other assets	37,814	44,326
	$5,736,159	$4,477,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,492,252	$1,200,522
Amounts due government agencies	824,934	527,193
Accounts payable and accrued liabilities	399,186	241,654
Deferred revenue	57,723	196,076
Income taxes payable	10,396	8,987
Current portion of long-term debt	445,668	341
Derivative liability	508,355	—
Total current liabilities	3,738,514	2,174,773
Convertible senior notes	272,930	704,097
Lease financing obligations	161,323	160,710
Lease financing obligations - related party	40,016	40,241
Deferred income taxes	29,174	24,271
Derivative liability	—	329,194
Other long-term liabilities	31,095	33,487
Total liabilities	4,273,052	3,466,773
Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized; outstanding: 56,050 shares at June 30, 2015 and 49,727 shares at December 31, 2014	56	50
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	782,433	396,059
Accumulated other comprehensive loss	(1,830)	(1,019)
Retained earnings	682,448	615,352
Total stockholders’ equity	1,463,107	1,010,442
	$5,736,159	$4,477,215

MOLINA HEALTHCARE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUING AND DISCONTINUED OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Amounts in thousands)
Operating activities:
Net income	$38,943	$7,811	$67,096	$12,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,502	32,660	62,076	65,654
Deferred income taxes	6,308	2,362	7,405	1,692
Share-based compensation	3,566	4,860	9,241	10,456
Amortization of convertible senior notes and lease financing obligations	7,395	6,781	14,685	13,455
Other, net	5,077	3,271	8,641	1,723
Changes in operating assets and liabilities:
Receivables	(139,694)	(135,282)	(34,668)	(174,579)
Prepaid expenses and other current assets	40,251	11,136	(97,027)	(66,887)
Medical claims and benefits payable	44,120	104,641	291,730	254,395
Amounts due government agencies	202,776	76,607	297,741	119,872
Accounts payable and accrued liabilities	(31,639)	(1,327)	157,734	57,625
Deferred revenue	(112,088)	(100,331)	(138,353)	(76,271)
Income taxes	(440)	11,374	1,409	16,016
Net cash provided by operating activities	94,077	24,563	647,710	235,460

Investing activities:
Purchases of investments	(554,387)	(226,159)	(992,978)	(368,304)
Proceeds from sales and maturities of investments	285,441	179,278	541,050	326,648
Purchases of property, equipment, and capitalized software	(40,886)	(19,882)	(65,860)	(37,670)
Increase in restricted investments	(9,590)	(1,241)	(14,202)	(15,622)
Net cash paid in business combinations	—	—	(8,006)	—
Other, net	(9,637)	(6,841)	(16,853)	(7,388)
Net cash used in investing activities	(329,059)	(74,845)	(556,849)	(102,336)

Financing activities:
Proceeds from common stock offering, net of issuance costs	373,151	—	373,151	—
Contingent consideration liabilities settled	—	(12,230)	—	(50,349)
Proceeds from employee stock plans	7,298	6,287	8,387	7,617
Other, net	(1,609)	207	2,420	1,064
Net cash provided by (used in) financing activities	378,840	(5,736)	383,958	(41,668)
Net increase (decrease) in cash and cash equivalents	143,858	(56,018)	474,819	91,456
Cash and cash equivalents at beginning of period	1,870,024	1,083,369	1,539,063	935,895
Cash and cash equivalents at end of period	$2,013,882	$1,027,351	$2,013,882	$1,027,351

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

The Company uses two non-GAAP financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income, which the Company believes to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Amounts in thousands)
Net income	$38,943	$7,811	$67,096	$12,309
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	28,688	28,292	57,798	54,206
Interest expense	14,946	13,993	29,822	27,815
Income tax expense	61,799	10,760	101,039	15,997
EBITDA	$144,376	$60,856	$255,755	$110,327

The second of these non-GAAP measures is adjusted net income, continuing operations (including adjusted net income per diluted share). The following table reconciles net income from continuing operations, which the Company believes to be the most comparable GAAP measure, to adjusted net income, continuing operations.

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	(In thousands, except per diluted share amounts)
Net income, continuing operations	$38,931	$0.72	$7,741	$0.16	$67,072	$1.29	$12,575	$0.26
Adjustments, net of tax:
Amortization of convertible senior notes and lease financing obligations	4,659	0.09	4,272	0.09	9,252	0.18	8,477	0.18
Amortization of intangible assets	2,671	0.05	3,209	0.07	5,548	0.10	6,538	0.14
Adjusted net income, continuing operations (1)	$46,261	$0.86	$15,222	$0.32	$81,872	$1.57	$27,590	$0.58

(1) Beginning in the first quarter of 2015, the Company revised its calculation of adjusted net income, continuing operations. The Company no longer subtracts “depreciation, and amortization of capitalized software” and “share-based compensation” from net income, continuing operations to arrive at adjusted net income, continuing operations. The Company has made this change to better reflect the way in which it evaluates its financial performance, makes financing and business decisions, and forecasts and plans for future periods. All periods presented conform to this presentation.

MOLINA HEALTHCARE, INC. UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP, CONTINUING OPERATIONS

	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
Ending Membership by Health Plan:
California	593,000	574,000	531,000	455,000
Florida	348,000	352,000	164,000	58,000
Illinois	101,000	102,000	100,000	6,000
Michigan	260,000	256,000	242,000	244,000
New Mexico	225,000	222,000	212,000	195,000
Ohio	332,000	350,000	347,000	302,000
Puerto Rico (1)	361,000	—	—	—
South Carolina	114,000	111,000	118,000	119,000
Texas	266,000	268,000	245,000	247,000
Utah	92,000	90,000	83,000	83,000
Washington	553,000	533,000	497,000	461,000
Wisconsin	107,000	107,000	84,000	85,000
	3,352,000	2,965,000	2,623,000	2,255,000
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF), CHIP (2)	2,180,000	1,825,000	1,809,000	1,642,000
Medicaid Expansion (3)	475,000	437,000	385,000	232,000
Aged, Blind or Disabled (ABD)	353,000	358,000	347,000	314,000
Marketplace (3)	261,000	266,000	15,000	18,000
Medicare Special Needs Plans	44,000	45,000	49,000	44,000
Medicare-Medicaid Plan (MMP) – Integrated (4)	39,000	34,000	18,000	5,000
	3,352,000	2,965,000	2,623,000	2,255,000

(1) The Puerto Rico health plan began serving members effective April 1, 2015.
(2) CHIP stands for Children’s Health Insurance Program.
(3) Medicaid Expansion membership phased in, and Marketplace became available for consumers to access coverage, beginning January 1, 2014.
(4) MMP members who receive both Medicaid and Medicare coverage from the Company. The Company began serving members under this program in the second quarter of 2014.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA, CONTINUING OPERATIONS (In thousands, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2015
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,767	$503,739	$285.14	$459,045	$259.85	91.1%	$44,694
Florida	1,053	257,317	244.35	216,906	205.97	84.3	40,411
Illinois	301	101,769	337.55	98,260	325.91	96.6	3,509
Michigan	773	237,506	307.27	199,940	258.67	84.2	37,566
New Mexico	690	321,808	466.46	276,144	400.27	85.8	45,664
Ohio	996	508,468	510.30	432,186	433.75	85.0	76,282
Puerto Rico	1,082	193,984	179.33	184,240	170.32	95.0	9,744
South Carolina	337	93,089	276.36	66,332	196.92	71.3	26,757
Texas	806	512,408	635.74	468,629	581.42	91.5	43,779
Utah	277	79,964	288.60	71,727	258.88	89.7	8,237
Washington	1,643	409,758	249.39	370,437	225.46	90.4	39,321
Wisconsin	320	74,532	233.15	56,140	175.62	75.3	18,392
Other (3)	—	10,030	—	29,548	—	—	(19,518)
	10,045	$3,304,372	$328.96	$2,929,534	$291.65	88.7%	$374,838

	Three Months Ended June 30, 2014
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,335	$398,071	$298.11	$324,923	$243.33	81.6%	$73,148
Florida	229	101,423	443.05	92,865	405.67	91.6	8,558
Illinois	17	19,263	1,136.20	20,472	1,207.48	106.3	(1,209)
Michigan	702	185,337	264.18	163,392	232.89	88.2	21,945
New Mexico	617	267,994	434.57	240,151	389.42	89.6	27,843
Ohio	849	328,630	386.79	276,716	325.69	84.2	51,914
Puerto Rico	—	—	—	—	—	—	—
South Carolina	360	96,453	268.38	84,686	235.64	87.8	11,767
Texas	742	320,966	432.46	297,899	401.38	92.8	23,067
Utah	249	76,574	307.47	73,094	293.49	95.5	3,480
Washington	1,364	336,959	247.03	305,098	223.67	90.5	31,861
Wisconsin	256	36,925	144.42	33,143	129.63	89.8	3,782
Other (3)	—	(1,453)	—	21,860	—	—	(23,313)
	6,720	$2,167,142	$322.52	$1,934,299	$287.87	89.3%	$232,843

(1) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2) The MCR represents medical costs as a percentage of premium revenue.
(3) “Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA, CONTINUING OPERATIONS (In thousands, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2015
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	3,440	$1,014,283	$294.85	$911,480	$264.97	89.9%	$102,803
Florida	1,950	568,288	291.33	498,295	255.45	87.7	69,993
Illinois	606	205,914	339.72	187,697	309.66	91.2	18,217
Michigan	1,529	457,031	298.87	384,703	251.57	84.2	72,328
New Mexico	1,374	635,464	462.62	567,970	413.48	89.4	67,494
Ohio	2,051	1,023,555	498.96	845,260	412.05	82.6	178,295
Puerto Rico	1,082	193,984	179.33	184,240	170.32	95.0	9,744
South Carolina	680	184,415	271.35	140,601	206.88	76.2	43,814
Texas	1,581	894,193	565.45	820,107	518.60	91.7	74,086
Utah	543	157,106	289.42	145,871	268.72	92.8	11,235
Washington	3,206	786,108	245.22	722,811	225.47	91.9	63,297
Wisconsin	622	134,874	216.85	104,849	168.58	77.7	30,025
Other (3)	—	19,809	—	51,434	—	—	(31,625)
	18,664	$6,275,024	$336.21	$5,565,318	$298.18	88.7%	$709,706

	Six Months Ended June 30, 2014
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2,589	$675,713	$260.97	$562,267	$217.16	83.2%	$113,446
Florida	499	206,589	414.17	186,326	373.55	90.2	20,263
Illinois	31	34,434	1,109.99	34,966	1,127.12	101.5	(532)
Michigan	1,350	358,833	265.81	298,712	221.27	83.2	60,121
New Mexico	1,166	493,062	423.00	436,560	374.53	88.5	56,502
Ohio	1,621	606,925	374.33	514,044	317.04	84.7	92,881
Puerto Rico	—	—	—	—	—	—	—
South Carolina	754	192,473	255.31	174,948	232.07	90.9	17,525
Texas	1,491	641,062	429.85	590,857	396.19	92.2	50,205
Utah	495	155,228	313.67	140,294	283.49	90.4	14,934
Washington	2,640	660,420	250.15	603,205	228.48	91.3	57,215
Wisconsin	530	75,453	142.48	61,952	116.99	82.1	13,501
Other (3)	—	7,287	—	51,826	—	—	(44,539)
	13,166	$4,107,479	$311.98	$3,655,957	$277.69	89.0%	$451,522

(1) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2) The MCR represents medical costs as a percentage of premium revenue.
(3) “Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA, CONTINUING OPERATIONS (In thousands, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2015 (1)
	Member Months (2)	Premium Revenue		Medical Care Costs		MCR (3)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	6,556	$1,169,277	$178.38	$1,063,489	$162.24	91.0%	$105,788
Medicaid Expansion	1,387	582,443	419.67	474,198	341.67	81.4	108,245
ABD	1,069	1,053,098	984.99	947,093	885.84	89.9	106,005
Marketplace	789	161,214	204.22	89,368	113.21	55.4	71,846
Medicare	133	140,137	1,059.90	140,508	1,062.71	100.3	(371)
MMP	111	198,203	1,784.30	214,878	1,934.40	108.4	(16,675)
	10,045	$3,304,372	$328.96	$2,929,534	$291.65	88.7%	$374,838

	Six Months Ended June 30, 2015 (1)
	Member Months (2)	Premium Revenue		Medical Care Costs		MCR (3)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	12,035	$2,141,316	$177.93	$1,960,315	$162.89	91.5%	$181,001
Medicaid Expansion	2,661	1,089,339	409.29	867,229	325.84	79.6	222,110
ABD	2,120	1,993,366	940.23	1,809,613	853.56	90.8	183,753
Marketplace	1,371	354,725	258.66	245,682	179.15	69.3	109,043
Medicare	264	273,472	1,036.95	269,005	1,020.01	98.4	4,467
MMP	213	422,806	1,986.04	413,474	1,942.20	97.8	9,332
	18,664	$6,275,024	$336.21	$5,565,318	$298.18	88.7%	$709,706

(1) Three and six months ended June 30, 2014 data not presented due to lack of comparability.
(2) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(3) The MCR represents medical costs as a percentage of premium revenue.

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In thousands, except percentages and per-member per-month amounts)

The following tables provide the details of the Company’s medical care costs from continuing operations for the periods indicated:

	Three Months Ended June 30,
	2015			2014
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,102,776	$209.34	71.8%	$1,378,037	$205.08	71.2%
Pharmacy	391,899	39.01	13.3	295,596	43.99	15.3
Capitation	248,357	24.72	8.5	176,817	26.31	9.1
Direct delivery	27,885	2.78	1.0	23,063	3.43	1.2
Other	158,617	15.80	5.4	60,786	9.06	3.2
	$2,929,534	$291.65	100.0%	$1,934,299	$287.87	100.0%

	Six Months Ended June 30,
	2015			2014
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$4,051,081	$217.05	72.8%	$2,559,098	$194.38	70.0%
Pharmacy	743,097	39.81	13.4	582,224	44.22	15.9
Capitation	464,682	24.90	8.3	346,256	26.30	9.5
Direct delivery	54,656	2.93	1.0	45,084	3.42	1.2
Other	251,802	13.49	4.5	123,295	9.37	3.4
	$5,565,318	$298.18	100.0%	$3,655,957	$277.69	100.0%

The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:
					June 30, 2015	December 31, 2014
Fee-for-service claims incurred but not paid (IBNP)					$1,138,794	$870,429
Pharmacy payable					80,902	71,412
Capitation payable					30,673	28,150
Other (1)					241,883	230,531
					$1,492,252	$1,200,522

(1)  “Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s unaudited consolidated statements of income. As of June 30, 2015 and December 31, 2014, the Company had recorded non-risk provider payables of approximately $134.2 million and $119.3 million, respectively.

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in thousands, except per-member amounts)

The Company’s claims liability includes an allowance for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable from continuing and discontinued operations combined for the periods indicated:

	Six Months Ended		Year Ended December 31, 2014
	June 30,
	2015	2014

Medical claims and benefits payable, beginning balance	$1,200,522	$669,787	$669,787
Components of medical care costs related to:
Current period	5,703,391	3,693,730	8,122,885
Prior period (1)	(138,131)	(37,131)	(45,979)
Total medical care costs	5,565,260	3,656,599	8,076,906

Change in non-risk provider payables	14,826	(83,044)	(31,973)
Payments for medical care costs related to:
Current period	4,448,820	2,891,174	7,064,427
Prior period	839,536	427,986	449,771
Total paid	5,288,356	3,319,160	7,514,198
Medical claims and benefits payable, ending balance	$1,492,252	$924,182	$1,200,522

Benefit from prior period as a percentage of:
Balance at beginning of period	11.5%	5.5%	6.9%
Premium revenue, trailing twelve months	1.2%	0.5%	0.5%
Medical care costs, trailing twelve months	1.4%	0.6%	0.6%

Fee-For-Service Claims Data:
Days in claims payable, fee for service	49	46	49
Number of members at end of year	3,352,000	2,255,000	2,623,000
Number of claims in inventory at end of year	463,200	180,600	307,700
Billed charges of claims in inventory at end of year	$904,800	$400,000	$718,500
Claims in inventory per member at end of year	0.14	0.08	0.12
Billed charges of claims in inventory per member at end of year	$269.93	$177.38	$273.92
Number of claims received during the year	18,679,000	12,641,300	27,597,000
Billed charges of claims received during the year	$21,505,000	$13,609,000	$30,315,600

(1)  The benefit from prior period development of medical claims and benefits payable for the six months ended June 30, 2015, included approximately $22 million relating to programs that contain medical cost floor or corridor provisions. Accordingly, premium revenue for the six months ended June 30, 2015, was reduced by the same amount.

MOLINA HEALTHCARE, INC. HEALTH INSURER FEE DETAILS BY HEALTH PLAN (In thousands)

	HIF Reimbursement Revenue, Gross (1)
	Six Months Ended June 30, 2015				Year Ending Dec. 31, 2015
	Recognized			Necessary for Full Reimbursement	Necessary for Full Reimbursement
	Q1 2015	Q2 2015	Total
2015 HIF:
California	$—	$17,258	$17,258	$17,258	$34,517
Florida	2,027	2,042	4,069	4,069	8,139
Illinois	965	973	1,938	1,938	3,875
Michigan	—	—	—	13,776	27,551
New Mexico	7,539	7,597	15,136	15,136	30,273
Ohio	11,936	12,027	23,963	23,963	47,925
South Carolina	3,053	3,077	6,130	6,130	12,261
Texas	5,839	5,884	11,723	11,723	23,446
Utah	—	—	—	2,968	5,936
Washington	10,951	10,963	21,914	21,914	43,828
Wisconsin	1,126	1,135	2,261	2,261	4,522
Subtotal, Medicaid	43,436	60,956	104,392	121,136	242,273
Marketplace	398	400	798	798	1,595
Medicare	5,702	3,652	9,354	9,354	18,702
	49,536	65,008	114,544	$131,288	$262,570
2014 HIF:
California	—	11,616	11,616
	$49,536	$76,624	$126,160

Recognized in:
Health insurer fee revenue	$47,948	$73,890	$121,838
Premium tax revenue	1,588	2,734	4,322
	$49,536	$76,624	$126,160

(1) Amounts in the table include the Company’s estimate of the full economic impact of the excise tax including premium tax and the income tax effect.

CONTACT:
Molina Healthcare, Inc.
Investor Relations:
Juan José Orellana, 562-435-3666, ext. 111143